Exhibit 99.1

CD International Enterprises and Minera MAPSA S.A. Partner to Explore Iron Ore Mining, Distribution and Facilities Opportunities in Peru

Companies to hold joint press conference to discuss the agreement at 10:00 AM on February 28, 2013 at the Swissotel in Lima Peru

DEERFIELD BEACH, FL--(02/25/13) - CD International Enterprises, Inc. (“CD International”) (OTCQB:CDII), a U.S. based company that produces, sources, and distributes industrial commodities in China and the Americas and provides business and financial corporate consulting services, today announced that its wholly owned subsidiary, CDII Minerals, has entered into a framework agreement with Minera MAPSA S.A.(“MAPSA”), a Peruvian mining and exploration company,  to establish a joint venture to explore iron ore mining, distribution and production facilities opportunities in Peru. The companies will hold a joint press conference to discuss their plans on February 28, 2013 at 10:00 AM at the Swissotel in Lima Peru.

Under the terms of the framework agreement the joint venture will focus on the distribution and further exploration of MAPSA’s mining concessions in southern Peru as well as the further distribution of iron ore from third party mining concessions.  The two companies will each own 50% of the joint venture whereby profits derived through these efforts in Peru will be shared.  In addition, the joint venture will seek to partner with other entities to secure financing for its operations and to construct a Pig Iron processing plant with an expected annual capacity of 500,000 metric tons near MAPSA’s Sama mining concession in Peru.  CD International has entered into early stage talks with potential investment partners in China for these opportunities.

Commenting on the announcement, Mr. Ross Friedman, Vice President of CDII Minerals, stated, “We are excited to partner with MAPSA in Peru to help them distribute iron ore and further explore the potential of their mining concessions in Peru.  As CDII Minerals continues to build momentum in Latin America, this joint venture gives CD International the ability to leverage on its relationships and expertise in China to potentially expand into pig iron processing.  With large Chinese steel companies and other industrial businesses looking to build a footprint in Latin America, our companies are well positioned to capitalize on this unique opportunity.  We intend to work quickly to build a strong mineral distribution business with MAPSA and exploit every aspect of these potentially lucrative opportunities as we continue to expand our efforts in Latin America.”

Parties interested in obtaining more information about the press conference should contact Mr. Ross Friedman, Vice President of CDII Minerals in Peru at 51998389882 or email at ross.friedman@cdiiminerals.com.

About CD International Enterprises, Inc.

CD International Enterprises, Inc. (OTCQB: CDII), is a U.S. based company that produces, sources, and distributes industrial commodities in China and the Americas and provides business and financial corporate consulting services. Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, CD International's unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about CD International, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, CD International Enterprises, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding completion of a definitive joint venture agreement with MAPSA, our ability to arrange financing, our expectations regarding profits, if any, and future operating results of the planned joint venture and growth in our South America operations.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

Contact:

Contact Information:
For the Company:
CD International Enterprises, Inc.
Richard Galterio
Investor Relations
Phone: 1-877-244-6257
Email: richard.galterio@cdii.net